CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        BIO-AMERICAN CAPITAL CORPORATION

     I, the undersigned President and Assistant Secretary of Bio-American Capital Corporation a Nevad corporation do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, or pursuant to an action by unanimous written consent, adoopted resolutions to amend the original Articles of Incorporation, as follows:

     ARTICLE FOUR of thes Coorporation's Articles of Incorporation is amended to add, at the end of the first paragraph of such Srticle, the sentence set forth below.

     "Upon the filing of this Certificate of Amendement, each share of common stock of this corporation that is issued and outstanding on such date shall be combined in a reverse lplit thereof on a basis of one new share for each twenty of such issued and outstanding shares: provided, however, that any fractional shares shall be increased to the next whole number; provided, further, that no stockholder shall be reduced thereby to less than 100 share."

ARTICLE THIRTEEN is hereby added to red as follows:

                               "ARTICLE THIRTEEN"

     "The Corporation hereby waives and preludes the application of the antitakeover provisions of Nevada Revised Statutes 78.378 to 78.3793."

     The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,780,000 that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote theron.


Dated: November ___, 1998


                                            BIO-AMERICAN CAPITAL CORPORATION

                                            by:_________________________________
                                                   Jay Geier, President

                                            by:_________________________________
                                                   David Archer, Secretary